                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT

                                                                  April 27, 2001



U.S. Bancorp
USB Capital III
601 Second Avenue South
Minneapolis, MN 55402

Ladies and Gentlemen:

         We (the "Representatives") understand that USB Capital III, a business trust formed under the laws of the State of Delaware (the "Trust"), and U.S. Bancorp, a Delaware corporation, as sponsor of the Trust and as guarantor (the "Guarantor"), propose that the Trust issue an aggregate principal amount of $700,000,000 of 7.75% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Offered Securities") representing preferred beneficial interests in the Trust. The Offered Securities are fully and unconditionally guaranteed by U.S. Bancorp. The Trust will issue the Offered Securities and common securities (liquidation amount $25 per common security) (the "Common Securities") in exchange for 7.75% Junior Subordinated Debentures of the Guarantor (the "Junior Subordinated Debentures"), due May 1, 2031, to be issued pursuant to a Junior Subordinated Indenture (the "Indenture") dated as of November 15, 1996 between the Guarantor and Wilmington Trust Company, as trustee (the "Debenture Trustee").

         The Guarantor will, through the Indenture, the Junior Subordinated Debentures, the Amended and Restated Trust Agreement dated as of May 4, 2001 (the "Trust Agreement") among the Guarantor, as Sponsor to the Trust, Wilmington Trust Company, as Delaware Trustee and Property Trustee, and the Administrative Trustees named therein (collectively, the "Trustees"), the Guarantee Agreement dated as of May 4, 2001 (the "Guarantee") between the Guarantor and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), taken together, fully, irrevocably and unconditionally guarantee on a subordinated basis all of the Trust's obligations under the Offered Securities.

         Subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby agree that the Guarantor shall sell to each of the underwriters named in Schedule I (the "Underwriters"), and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Offered Securities set forth opposite the name of such Underwriter at a purchase price of $24.2125 per Offered Security, plus accrued distributions, if any (the "Purchase Price").

         The Securities shall have the terms set forth in the Prospectus Supplement dated April 27, 2001.

         Except as otherwise provided herein, all the provisions contained in the document entitled "U.S. Bancorp Underwriting Agreement Standard Provisions (Capital Securities) (April 27, 2001)" (the "Standard Underwriting Agreement") are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

         Certificates for the Offered Securities purchased by each Underwriter shall be delivered by or on behalf of the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the "Closing Date," which shall be 10:00 AM (New York City time) on May 4, 2001 at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing.

         This document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.



         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.


                                       LEHMAN BROTHERS INC.
                                       MORGAN STANLEY & CO. INCORPORATED
                                       U.S. BANCORP PIPER JAFFRAY INC.

                                       By:      LEHMAN BROTHERS INC.


                                       By: /s/ Martin Goldberg
                                          --------------------------------------
                                          Name:  Martin Goldberg
                                          Title: Senior Vice President


                                       By:   MORGAN STANLEY & CO. INCORPORATED


                                       By: /s/ Michael Fusco
                                          --------------------------------------
                                          Name:  Michael Fusco
                                          Title: Principal

Accepted by:

U.S. BANCORP, as Guarantor


By:  /s/ Kenneth D. Nelson
    ---------------------------------
    Name:  Kenneth D. Nelson
    Title: Vice President


USB CAPITAL III

By: U.S. Bancorp, as Sponsor


By:  /s/ Kenneth D. Nelson
    ---------------------------------
    Name:  Kenneth D. Nelson
    Title: Vice President

                                   SCHEDULE I

                                                                                   Underwriters' Commitment
                                                                                   ------------------------
Lehman Brothers Inc.                                                                              3,010,000
Morgan Stanley & Co. Incorporated                                                                 3,010,000
U.S. Bancorp Piper Jaffray Inc.                                                                   3,010,000
A.G. Edwards & Sons, Inc.                                                                         3,010,000
Merrill Lynch, Pierce, Fenner & Smith                                                             3,010,000
     Incorporated
Prudential Securities Incorporated                                                                3,010,000
Salomon Smith Barney Inc.                                                                         3,010,000
UBS Warburg LLC                                                                                   3,010,000
Robert W. Baird & Co. Incorporated                                                                  140,000
Banc of America Securities LLC                                                                      140,000
Bear, Stearns & Co. Inc.                                                                            140,000
Chase Securities Inc.                                                                               140,000
CIBC World Markets Corp.                                                                            140,000
Dain Rauscher Wessels                                                                               140,000
Deutsche Banc Alex. Brown Inc.                                                                      140,000
First Union Securities, Inc.                                                                        140,000
Stifel, Nicolaus & Company Incorporated                                                             140,000
Wachovia Securities, Inc.                                                                           140,000
Advest Inc.                                                                                          70,000
George K. Baum & Company                                                                             70,000
BB&T Capital Markets, a Division of Scott & Stringfellow                                             70,000
William Blair & Co.                                                                                  70,000
Conners & Co., Inc.                                                                                  70,000
Crowell, Weedon & Co.                                                                                70,000
Davenport & Company LLC                                                                              70,000
D.A. Davidson & Co.                                                                                  70,000
Fahnestock & Co. Inc.                                                                                70,000
Quick & Reilly, Inc.                                                                                 70,000
Gibraltar Securities Co.                                                                             70,000
Gruntal & Co., L.L.C.                                                                                70,000
H&R BLOCK Financial Advisors, Inc.                                                                   70,000
J.J.B. Hilliard, W. L. Lyons, Inc.                                                                   70,000
HSBC Securites (USA) Inc.                                                                            70,000
Huntleigh Securities Corp.                                                                           70,000
Janney Montgomery Scott LLC                                                                          70,000
Josephthal & Co. Inc.                                                                                70,000
C. L. King & Associates, Inc.                                                                        70,000
Legg Mason Wood Walker, Inc.                                                                         70,000
McDonald Investments Inc., a KeyCorp Company                                                         70,000
McGinn, Smith & Co., Inc.                                                                            70,000
Mesirow Financial, Inc.                                                                              70,000
Miller Johnson Steichen Kinnard, Inc.                                                                70,000

Morgan Keegan & Company, Inc.                                                                        70,000
Parker/Hunter Incorporated                                                                           70,000
Pershing/ a Division of Donaldson, Lufkin & Jenrette                                                 70,000
Ragen Mckenzie, a Division of Wells Fargo Investments LLC                                            70,000
Raymond James & Associates, Inc.                                                                     70,000
The Robinson-Humphrey Company, LLC                                                                   70,000
Charles Schwab & Co., Inc.                                                                           70,000
Smith, Moore & Co.                                                                                   70,000
Southwest Securities, Inc.                                                                           70,000
SunTrust Equitable Securities                                                                        70,000
TD Securities (USA) Inc.                                                                             70,000
Tucker Anthony Incorporated                                                                          70,000

                  TOTAL                                                                          28,000,000